Exhibit 99.1

CHINA HOUSING & LAND DEVELOPMENT, INC. ANNOUCES RECORD DATE AND EFFECTIVE DATE FOR PROPOSED REVERSE STOCK SPLIT

XI’AN, China (January 29, 2016) — China Housing & Land Development, Inc. (NASDAQ: CHLN) (the “Company”) announced today that the Company’s board of directors (the “Board”) set record and effective dates for the previously announced 1-for-50,000 reverse stock split of the Company’s common stock (the “Reverse Stock Split”). At a meeting held on January 28, 2016 Beijing time the Board unanimously approved a record date of February 15, 2016 and an effective date of February 18, 2016 for the Reverse Stock Split.

As described in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2015, the Company’s stockholders approved the Reverse Stock Split at a special meeting of the Company’s stockholders held on December 30, 2015 Beijing time (December 29, 2015 U.S. Eastern Time). Implementation of the Reverse Stock Split is expected to reduce the number of the Company’s stockholders of record to less than 300 and allow the Company to “go private” by terminating its registration under the Securities Exchange Act of 1934 and removing its common stock from quotation on the NASDAQ.

About China Housing & Land Development, Inc.

Based in Xi'an, the capital city of China's Shaanxi province, China Housing & Land Development, Inc. is a leading developer of residential and commercial properties in northwest China and the first Chinese real estate development company traded on NASDAQ. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

Safe Harbor

Certain statements herein that reflect management's expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties, which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Such statements include, among others, all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can be identified by the use of forward-looking terminology such as "will," "believes," "expects" or similar expressions. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: the risk that the Transaction may be delayed or may not be consummated; risks related to the diversion of management's attention from our ongoing business operations; the effect of the announcement of the proposed Transaction or operational activities taken in anticipation of the Transaction on our business relationships, operating results and business generally; the outcome of any legal proceedings that have been or may be instituted against us related to the Transaction; and the amount of the costs, fees, expenses and charges related to the Transaction. For a description of additional risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system at http://www.sec.gov.

For additional information please contact:

Ms. Jing Lu, Chief Operating Officer, Director, and Investor Relations Officer
+86 29.8258.2639 (Email: jinglu@chldinc.com)

Mr. Qingwei Liu
+86 29.8332.8813 (Email: william.zima@icrinc.com)